N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS             ALBANY, NY 12231-00

                                 FILING RECEIPT
================================================================================

ENTITY NAME       : DEALER-CO., INC.

DOCUMENT TYPE     : INCORPORATION (DOM. BUSINESS)                  COUNTY: NEWY

SERVICE COMPANY   : ALBANY CORPORATE RESEARCH LTD.             SERVICE CODE: 41

================================================================================
FILED: 03/10/1997   DURATION PERPETUAL   CASH #: 970310000249   FILM: 9703100002

ADDRESS FOR PROCESS                                                   EXIST DA
                                                                      --------
C/O MORSE, ZELNICK, ROSE & LANDER                                     03/10/19
ATTN: HOWARD L. MORSE, ESQ. 450 PARK AVENUE
NEW YORK, NY 10022

REGISTERED AGENT

                                   [SEAL]
                              STATE OF NEW YORK
                             DEPARTMENT OF STATE

STOCK: 1000   PV

================================================================================

FILER                               FEES          170.00      PAYMENTS  170.
-----                               ----                      --------
MORSE ZELNICK ROSE & LANDER, LLP    FILING  :     125.00      CASH  :     0.
450 PARK AVENUE                     TAX     :      10.00      CHECK :     0.
                                    CERT    :       0.00      BILLED:     0.
NEW YORK, NY 10022                  COPIES  :      10.00
                                    HANDLING:      25.00
                                                              REFUND:     0.

================================================================================
 OS-1025 (11/89)

                                     [SEAL]
                               STATE OF NEW YORK

GEORGE E. PATAKI
    GOVERNOR

            I would like to congratulate you on the formation of your business in New York State. I am pleased that you have chosen the Empire State because we are moving aggressively to transform New York into a business-friendly state.

            My administration will continually strive to provide your business with incentives for job creation and economic opportunity. We will also work diligently to cut back on unnecessary regulations that hurt your ability to compete.

            Please be assured that I will make every effort to ensure that your business experience in the state is rewarding. Thank you for your confidence in New York.

            Once again, congratulations and best wishes.

                                          Very truly yours,


                                       /s/ George E. Pataki

                                           George E. Pataki
                                           Governor

State of New York       )
                         ss:
Department of State     )

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

      Witness my hand and seal of the Department of State on Mar 12 1997

     [SEAL]
STATE OF NEW YORK
DEPARTMENT OF STATE                      /s/ [ILLEGIBLE]

                                         Special Deputy Secretary of State

                          Certificate Of Incorporation

                                       Of

                                Dealer-Co., Inc.

                         ------------------------------

                  Under Section 402 of the Business Corporation

      The undersigned, being a natural person of at least eighteen (18) years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

      FIRST: The name of the corporation is: Dealer-Co., Inc.

      SECOND: The corporation is formed for the following purpose or purposes:

            To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

            To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

      THIRD: The office of the corporation is to be located in the County of New York, State of New York.

      FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand, all of which are of a par value of one cent each, and all of which are of the same class.

      FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022,
Attn: Howard L. Morse, Esq..

      SIXTH: The duration of the corporation is perpetual.

      SEVENTH: Any action required or permitted to be taken by the Board of Directors of the corporation or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

      Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

      EIGHTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transaction specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

      NINTH: The corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

      TENTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

      Subscribed and affirmed by me as true under the penalties of perjury on March 6, 1997.


                                                /s/ Howard L. Morse
                                                --------------------------------
                                                Howard L. Morse, Incorporator
                                                Morse Zelnick Rose & Lander LLP
                                                450 Park Avenue
                                                New York, NY 10022

                          Certificate Of Incorporation

                                       Of

                                Dealer-Co., Inc.

                Under Section 402 of the Business Corporation Law


                         Morse Zelnick Rose & Lander LLP
                                 450 Park Avenue
                               New York, NY 10022

                                    [STAMP]
                               STATE OF NEW YORK
                              DEPARTMENT OF STATE
                               FILED MAR 10 1997
                               TAX $ 10
                               BY: JC